EXHIBIT 99.1

NEWS RELEASE	First Citizens Banc Corp
June 7, 2007	Securities Exchange Act of 1934
File Number: 000-25980
First Citizens Banc Corp, Inc., Sandusky, Ohio (Nasdaq:FCZA) (“First Citizens”), and Futura Banc Corp, Urbana, Ohio (“Futura”), today jointly announced that they have entered into a definitive agreement to merge Futura into First Citizens. It is anticipated that Futura’s subsidiary bank, Champaign National Bank (“Champaign Bank”), will be merged into First Citizens’ subsidiary, The Citizens Banking Company (“Citizens Bank”).
The Agreement provides that shareholders of Futura will have the right to elect to receive cash in the amount of $23.00 per share, or approximately 1.1726 shares of First Citizens common stock, or a combination of cash and stock, for each share of Futura common stock owned by them. Approximately 80% of the aggregate merger consideration must be paid in shares of First Citizens common stock, and there may be allocations of cash or stock made to the shareholders (on a pro-rata basis) to ensure that this requirement is satisfied. Based on First Citizens’ June 6, 2007 closing price of $19.60, and including the anticipated cashout of certain Futura stock options, the transaction value is estimated at approximately $63 million.
The Agreement provides for First Citizens Board of Directors to be increased by three seats and that three directors, currently serving on Futura’s Board of Directors, will be designated to fill those seats.
The transaction, which is expected to close early in the fourth quarter of 2007, is subject to various regulatory approvals and the approval of both First Citizens’ and Futura’s shareholders.
The combined organization will rank as the 11th largest bank in Ohio, with total assets approximating $1 billion, total deposits of $792.7 million and shareholders’ equity of $125.8 million. Business will be conducted through 29 banking centers throughout Northern and Central Ohio.
The transaction is expected to be accretive to First Citizens’ earnings per share during the first full year following the transaction. The transaction will allow First Citizens to establish a presence in central Ohio. First Citizens plans to continue to operate all of Futura’s current offices under the name “Champaign Bank.”
David A. Voight, President and Chief Executive Officer of First Citizens stated, “This is our first venture outside of North-central Ohio, and we could not have partnered with an organization that better epitomizes our community bank philosophy.” He added, “Champaign Bank represents an opportunity to expand our banking franchise into stable, non-urban markets very much like what we are used to and into more urban locations in

Franklin and Summit counties with the opportunities they represent.”
Michael J. Lamping, Chairman, President and CEO of Futura noted that, “This merger with First Citizens provides a great opportunity for both companies. Futura shareholders will benefit by having the opportunity to improve the liquidity of their investment through this transaction. In addition, they will own a significant portion of, and contribute to the future management and growth of, a larger publicly traded bank holding company. Customers will benefit by the expanded market coverage, increased lending authority of the combined banks and the ability of the Company to expand the breadth of its product offering. Both customers and employees will benefit as each company conducts business in a very similar way. This shared community banking philosophy, implemented across the two banks’ distinctive markets, will allow us to continue to enhance service to our customers. The combined strength of each company’s Trust and Wealth Management groups will further benefit our current and future customers. First Citizens stockholders will benefit from the talents and contributions that the Futura directors, officers and employees will make to the combined Company. First Citizens will have a presence in, what I believe to be, some of the best markets in Ohio providing all of our shareholders an opportunity for continued growth.”
First Citizens, with assets totaling approximately $753 million, is headquartered in Sandusky, Ohio. It conducts business through its banking subsidiary, The Citizens Banking Company, and its 21 offices in 6 North-central Ohio counties.
Futura is a community focused bank holding company headquartered in Urbana, Ohio. Futura’s only business is its 100% ownership of Champaign Bank and Champaign Investment Company. Champaign Bank has been headquartered in Urbana, Ohio since its establishment in 1851 and operates 8 offices located in Champaign, Logan, Franklin, Madison and Summit Counties. Futura had $279 million in total assets and $25 million in total shareholders’ equity as of March 31, 2007.
Forward-Looking Statements
Except for historical information contained herein, the discussion in this press release may include certain forward-looking statements based upon management expectations. Factors which could cause future results to differ from these expectations include the following: general economic conditions; legislative and regulatory initiatives; monetary and fiscal policies of the federal government; deposit flows; the costs of funds; general market rates of interest; interest rates on competing investments; demand for loan products; demand for financial services; changes in accounting policies or guidelines; changes in the quality or composition of the First Citizen’s loan and investment portfolios; the timing of the closing of the transaction; the timing and success of integration efforts once the transaction is complete; First Citizen’s expectations or ability to realize success with the acquisition of Futura; the impact of this transaction, if successful, on First Citizen’s business; and other factors disclosed in the Form 10-K for the year ended December 31, 2006, under the heading “Risk Factors” and subsequent filings with the Securities and Exchange Commission (“SEC”) by First Citizens.

The forward-looking statements included in the press release relating to certain matters involve risks and uncertainties, including anticipated financial performance, business prospects, and other similar matters, which reflect management’s best judgment based on factors currently known. Actual results and experience could differ materially from the anticipated results or other expectations expressed in the Company’s forward-looking statements as a result of a number of factors, including but not limited to, those discussed in the press release.
First Citizens will be filing a Registration Statement on Form S-4 concerning the merger with the SEC, which will include the proxy statement that will be mailed to Futura’ shareholders. WE URGE INVESTORS TO READ THESE DOCUMENTS BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain the documents free of charge, when filed, at the SEC’s website, www.sec.gov. In addition, documents filed with the SEC by First Citizens will be available free of charge from the Secretary of First Citizens at 100 East Water Street, Sandusky, Ohio, telephone (419) 625-4121. INVESTORS SHOULD READ THE PROXY STATEMENT CAREFULLY BEFORE MAKING A DECISION CONCERNING THE MERGER. Copies of all recent proxy statements and annual reports of First Citizens are also available free of charge from First Citizens by contacting the company secretary.
First Citizens, Futura and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies to approve the Merger. ADDITIONAL INFORMATION ABOUT THE DIRECTORS AND EXECUTIVE OFFICERS OF FIRST CITIZENS MAY BE OBTAINED THROUGH THE SEC’S WEBSITE FROM THE DEFINITIVE PROXY STATEMENT FILED BY FIRST CITIZENS WITH THE SEC ON MARCH 19, 2007. Information about the directors and executive officers of Futura will be obtained in the prospectus/proxy statement mailed to the shareholders of First Citizens and Futura in connection with the merger transaction. Additional information about participants in the proxy solicitation and their interests in the transaction will be contained in the prospectus/proxy statement to be filed with the SEC.
This communication shall not constitute an offer to sell or the solicitation of and offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification of the securities under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.
FOR INFORMATION, CONTACT:
Jim Miller, Executive Vice President, First Citizens Banc Corp, 419-625-4121
Mike Lamping, Chairman, President and CEO, Futura Banc Corp, 937-653-1100